SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

ECHOSTAR COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

ECHOSTAR DBS CORPORATION

(Exact name of registrant as specified in charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 S. MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:	(303) 723-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

     On September 1, 2004, EchoStar Communications Corporation announced that its subsidiary, EchoStar DBS Corporation, has elected to retire all its outstanding 10 3/8% Senior Notes due 2007, three years early pursuant to its optional early redemption right. In accordance with the terms of the indenture governing the notes, the $1 billion principal amount of the notes will be redeemed effective Oct. 1, 2004, at a redemption price of 105.188% of the principal amount, for a total of approximately $1.052 billion. Interest on the notes will be paid through the Oct. 1, 2004, redemption date. See Press Release, dated September 1, 2004, “EchoStar Announces Early Redemption of 10 3/8% Senior Notes” attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

99.1	Press Release “EchoStar Announces Early Redemption of 10 3/8% Senior Notes” dated September 1, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR COMMUNICATIONS CORPORATION ECHOSTAR DBS CORPORATION
Dated: September 3, 2004	By:	/s/ David K. Moskowitz
David K. Moskowitz
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release “EchoStar Announces Early Redemption of 10 3/8% Senior Notes” dated September 1, 2004.